Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of May 17, 2010 (the “Effective Date”), is by and between SKYPOSTAL NETWORKS, INC., a Nevada corporation (the “Company”), and each of the individuals or entities whose names appear on Annex I hereto (collectively, the “Investors”).

A.   The Company wishes to sell to each Investor, and each Investor wishes to purchase, severally and not jointly with the other Investors, on the terms and subject to the conditions set forth in this Agreement, (i) a Senior Secured Convertible Note in the form attached hereto as Exhibit A (collectively, the “Notes”) and (ii) a Warrant in the form attached hereto as Exhibit B (collectively, the “Warrants”).  The shares of Common Stock into which the Notes are convertible are collectively referred to as the “Conversion Shares”; the shares of Common Stock into which the Warrants are exercisable are collectively referred to as the “Warrant Shares”.

B.   The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

C.   The Company’s obligations under the Notes, including without limitation its obligation to make payments of principal thereof and interest thereon, are guaranteed by the Company’s Subsidiaries (as defined herein) pursuant to a Subsidiary Guarantee Agreement in the form attached hereto as Exhibit D (the “Subsidiary Guarantee”), and are secured pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit E (the “Security Agreement”).

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.   DEFINITIONS.  Capitalized terms used in this Agreement and not otherwise defined have the respective meanings indicated on Annex II hereto. All definitions contained in this Agreement are applicable to the singular and plural forms of the terms defined.

2.   PURCHASE AND SALE.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase (i) a Note with a principal amount equal to the amount set forth next to such Investor’s name on Annex I hereto and (ii) a Warrant exercisable into the number of shares set forth next to such Investor’s name on Annex I hereto. The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents have been executed and delivered by the Company and each Investor, (B) each of the conditions to the Closing described in this Agreement has been satisfied or waived as specified therein and (C) full payment of each Investor’s Purchase Price has been made by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Note and Warrant being purchased by such Investor.

3.   REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.  Each Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

3.1.   Authorization; Enforceability.  If such Investor is an entity, such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite power and authority to purchase the Note and Warrant to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party.  This Agreement constitutes, and upon the execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.2.           Accredited Investor.  Such Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, (ii) is acquiring the Securities solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act; provided, however, that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition. Such Investor can bear the economic risk of a total loss of its investment in the Securities and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form as investment decision with respect to its investment in the Securities.

3.3.   Information.  The Company has, prior to the Execution Date, provided such Investor with information regarding the business, operations and financial condition of the Company and its Subsidiaries and has, prior to the Execution Date, granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Notes and Warrants hereunder, in order for such Investor to make an informed decision with respect to its investment. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.4.   Limitations on Disposition.  Such Investor acknowledges it may not sell, transfer, assign or dispose of any Securities, unless:

3.4.1.   there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

3.4.2.   such Investor has notified the Company in writing of any such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of such Investor in compliance with applicable securities laws, provided that such Affiliate provides the Company with customary accredited investor and investment representations and agrees to be bound by the terms and conditions of this Agreement or (B) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution.

Such Investor agrees that neither it nor any Person acting on its behalf or at its direction will engage in any transactions in securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

3.5.   Legend.  Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or the Corporation has been furnished with an opinion of legal counsel, reasonably satisfactory to the Corporation, to the effect that an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.  Without any requirement for an opinion of counsel, these securities and the securities issuable upon exercise hereof (i) may be pledged or hypothecated in connection with a bona fide margin account or other loan secured by such securities and (ii) may be transferred or assigned to an affiliate of the holder hereof.”

Notwithstanding the foregoing, it is agreed that, as long as such Securities (A) have been sold or transferred pursuant to an effective registration statement, (B) have been sold pursuant to Rule 144 (or any successor provision), subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) are eligible for resale under Rule 144 (or any successor provision) without regard to the number of shares that may be sold, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

3.6.   Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 3 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the Execution Date:

4.1.   Organization, Good Standing and Qualification.  Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Subsidiaries is duly qualified to transact business in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

4.2.   Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue and sell the Notes and the Warrants to the Investors in accordance with the terms hereof, to issue Conversion Shares pursuant to the terms of the Notes and to issue Warrant Shares upon exercise of the Warrants. Each Subsidiary has the requisite corporate power and authority to enter into and perform its obligations under the Subsidiary Guarantee and the Security Agreement. Other than Stockholder Approval, all corporate action on the part of the Company and each Subsidiary by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company and each Subsidiary of its obligations under, the Transaction Documents to which it is a party has been taken (or will be taken prior to the Closing), and no further consent or authorization of the Company, any Subsidiary, their respective Boards of Directors, stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required.

4.3.   Enforcement.  This Agreement has been and, at or prior to the Closing, each other Transaction Document to be delivered at such Closing will be, duly executed and delivered by the Company and, in the case of the Subsidiary Guarantee and the Security Agreement, the Subsidiaries. This Agreement constitutes and each Transaction Document, following the execution and delivery thereof by the Company or a Subsidiary, as the case may be, will constitute, the valid and legally binding obligation of the Company or, in the case of the Subsidiary Guarantee and the Security Agreement, of each Subsidiary, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

4.4.   Disclosure Documents. No event has occurred or is expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K. Each Disclosure Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such Disclosure Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents that are required to be filed as exhibits to the Disclosure Documents have been filed as required.

4.5.   Financial Statements. Except as set forth in the Disclosure Documents, as of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The financial statements included in the Disclosure Documents have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements, or (iii) as set forth in the Disclosure Documents), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

4.6.   Capitalization; Debt Schedule.  The capitalization of the Company (i) as of the date of this Agreement and (ii) on a pro forma basis after giving effect to the sale of the Securities hereunder, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Notes and exercise of the Warrants, is set forth on Schedule 4.6 hereto.  All issued and outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.6 hereto, the Company or a Subsidiary owns all of the capital stock of each Subsidiary, which capital stock is validly issued, fully paid and, where applicable as a legal concept, non-assessable, and no shares of the capital stock of the Company or any of the Subsidiaries are subject to preemptive rights or any other similar rights of the stockholders of the Company or any such Subsidiary or any Liens created by or through the Company or any such Subsidiary.  Except as disclosed on Schedule 4.6 or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Subsidiaries, or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of the Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Schedule 4.6 identifies all Debt of the Company and the Subsidiaries currently outstanding in excess of $50,000 individually or in the aggregate as of the Execution Date. Except as set forth on Schedule 4.6, no Debt of the Company is senior to or ranks pari passu with this Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

4.7.   Due Authorization; Valid Issuance.  The Notes are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, free and clear of any Liens imposed by or through the Company and (ii) assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.  The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable federal and state securities laws. The Conversion Shares are, subject to obtaining Stockholder Approval, duly authorized and reserved for issuance and, when issued in accordance with the terms of the Notes, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are, subject to obtaining Stockholder Approval, duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

4.8.   No Conflict.  Neither the Company nor any of the Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document.  Neither the Company nor any of the Subsidiaries is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any document, agreement, instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Subsidiary, except for any violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect.  The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in any violation of any provisions of the Company’s or any Subsidiary’s Certificate of Incorporation, Bylaws or any other governing document or in a default under any provision of any document, agreement, instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, document, agreement, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of the Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a stockholder rights plan provision or otherwise).

4.9.   Financial Condition; Taxes; Litigation.

4.9.1.   The financial condition of the Company and each Subsidiary is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments.  Except as otherwise described on Schedule 4.9 hereto, there has been no change to the business, operations, properties, financial condition, or results of operations of the Company and the Subsidiaries taken as a whole since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents that has had or would reasonably be expected to have a Material Adverse Effect.

4.9.2.   The Company and each of the Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of the Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has any material liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.

4.9.3.   Neither the Company nor any of the Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, or any state securities commission or other Governmental Authority.

4.9.4.   Except as described in the Disclosure Documents, there is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against or affecting the Company or any of the Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary, including without limitation Albert Hernandez and A.J. Hernandez in connection with such person’s employment therewith.  Neither the Company nor any of the Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Government Authority which has had or would reasonably be expected to have a Material Adverse Effect.

4.10.        Form S-1.  The Company is eligible to register the Conversion Shares and Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form S-1 under the Securities Act. To the Company’s knowledge, as of the date hereof and as of the Closing Date, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

4.11.        Acknowledgement of Dilution.  The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Notes and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with the terms of the Notes, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, is unconditional (other than with respect to the conditions set forth in the Notes and the Warrants, respectively) regardless of the effect of any such dilution.

4.12.        Intellectual Property.  Except as described in the Disclosure Documents:

4.12.1.   The Company and the Subsidiaries own, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its respective business as presently conducted in all material respects (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s products and open source software which may be subject to one or more “open source” licenses), except as has not had and would not reasonably be expected to have a Material Adverse Effect.

4.12.2.   Neither the Company nor any of the Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or the Subsidiaries, or which the Company or any of the Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

4.12.3.   The business of the Company and the Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and the Subsidiaries do not, to the knowledge of the Company, infringe any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties, except, in each such case, as has not had and would not reasonably be expected to have a Material Adverse Effect.

4.12.4.   No claim is pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries nor has the Company or any of the Subsidiaries received any written notice or other written claim from any Person asserting that any of the Company’s or the Subsidiaries’ present or contemplated activities infringe or may infringe any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any rights of the Company or any of the Subsidiaries under any Intellectual Property Rights.

4.12.5.   All licenses or other agreements under which the Company or any of the Subsidiaries is granted Intellectual Property (excluding licenses to use software utilized in the Company’s or such Subsidiary’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no default by any party thereto.  The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

4.12.6.   All licenses or other agreements under which the Company or any of the Subsidiaries has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect unless otherwise terminated in accordance with the terms of such licenses or arrangements and there has been no material default by the Company or any of the Subsidiaries thereunder and, to the Company’s knowledge, there is no material default by any other party thereto.

4.12.7.   The Company and the Subsidiaries have taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all trade secrets developed by or belonging to the Company or the Subsidiaries which has not been patented or copyrighted.

4.12.8.   The Company’s Intellectual Property does not comprise a material portion of its assets.

4.13.        Registration Rights; Voting Rights; Rights of Participation.  Except as described in the Disclosure Documents or as described on Schedule 4.13 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority which has not been satisfied in full prior or waived to the date hereof, (B) to the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company or any Subsidiary and (C) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company as a result of the transactions contemplated by this Agreement or the other Transaction Documents.

4.14.        Solicitation; Other Issuances of Securities.  Neither the Company nor any of the Subsidiaries or its Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

4.15.        Fees.  Except as described on Schedule 4.15 hereto, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

4.16.         Foreign Corrupt Practices.  Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.17.        Key Employees. Each Key Employee is currently serving in the capacity described in the Disclosure Documents. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

4.18.        Employee Matters.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees.  No employees of the Company belong to any union or collective bargaining unit.

4.19.        Environment.  The Company and the Subsidiaries have no liabilities under any Environmental Law nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

4.20.        ERISA.  The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan.

4.21.        Disclosure.  The representations, warranties and written statements contained in the Disclosure Documents, this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered to such Investor by the Company pursuant to this Agreement and the other Transaction Documents and in connection with such Investor’s due diligence investigation of the Company do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. Except for the terms of this Agreement and the other Transaction Documents, neither the Company nor any Person acting on its behalf or at its direction has provided such Investor with material non-public information.

4.22.        Insurance.  The Company maintains insurance for itself and the Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and the Subsidiaries are engaged, except where the failure to maintain such insurance has not had or would not reasonably be expected to have a Material Adverse Effect. No notice of cancellation has been received for any of such policies and the Company is in compliance in all material respects with all of the terms and conditions thereof.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost (other than cost increases generally affecting the market for such insurance).  Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in the amount set forth on Schedule 4.22.

4.23.        Property.  Neither the Company nor any Subsidiary owns any real Property. The Company and the Subsidiaries have valid and legal title to all personal Property owned by them, in each case free and clear of all Liens, except for Permitted Liens.  To the Company’s knowledge, any Property held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company and the Subsidiaries.

4.24.        Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have any such authorization or permit would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.25.        Exchange Act Registration; Listing.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has taken no action designed to, or which, to the knowledge of the Company, would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company currently meets the eligibility requirements for quotation of the Common Stock on the OTC Bulletin Board.

4.26.        Investment Company Status. The Company is not, and immediately after receipt of payment for the Notes and the Warrants issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.27.        Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

4.28.        Sarbanes-Oxley Act; Internal Controls and Procedures.   The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except as has not had and would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Disclosure Documents, the Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

4.29.        Transactions with Interested Persons.   No officer, director or employee of the Company or any of the Subsidiaries is or has made any arrangements with the Company or any of the Subsidiaries to become a party to any transaction with the Company or any Subsidiary (other than for services as employees, consultants, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.30.        Customers and Suppliers.  The relationships of the Company and the Subsidiaries with the material customers and suppliers of the Company and the Subsidiaries taken as a whole, are maintained on commercially reasonable terms.  To the Company’s knowledge, no material customer or supplier of the Company or any of the Subsidiaries has any plan or intention to terminate any agreement with the Company or such Subsidiary.

4.31.        Shell Company.  The Company is not now and has not been, at any time during the previous twelve (12) months, a shell company as defined by Rule 405 of the Securities Act.

4.32.        No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

5.   COVENANTS OF THE COMPANY.

5.1.          The Company agrees with each Investor that the Company will:

5.1.1.   file a Form D with respect to the Securities issued at the Closing as and when required by Regulation D and provide a copy thereof to such Investor promptly after such filing at such Investor’s request;

5.1.2.   take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Notes and Warrants for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action to such Investor at such Investor’s request; and

5.1.3. (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (ii) on or prior to 5:00 p.m. (eastern time) on such Business Day, transmit for filing with the Commission a Current Report on Form 8-K disclosing the material terms of the transaction documents.

5.2.          Existence and Compliance.  The Company agrees that it will, during the period beginning on the Execution Date and ending on the Termination Date:

5.2.1.   maintain its corporate existence in good standing and will not, without obtaining the prior written consent of the holders of a majority in principal amount of the Notes then outstanding, (a) liquidate, dissolve or wind up the Company, (b) enter into any merger, consolidation or similar transaction of the Company with or into another entity if, after such merger, the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity, or (c) sell, license or lease all or substantially all of the Company’s assets;

5.2.2.   pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

5.2.3.   comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

5.2.4.   comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to comply with any Governmental Requirements, the applicability or validity of which is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

5.2.5.   provide each Investor with copies of all materials sent to its stockholders at the same time as such materials are delivered to such stockholders;

5.2.6.   timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination; and

5.2.7.   use commercially reasonable efforts to maintain adequate insurance coverage (including D&O insurance) for the Company and each Subsidiary.

5.3.          Reservation of Common Stock; Authorization of Additional Shares.   On the Closing Date, 5,600,000 shares of Common Stock will be authorized and reserved for issuance to the Investors upon conversion of the Notes and exercise of the Warrants (the “Reserved Amount”). The Company shall, on or before July 31, 2010, hold a meeting of its stockholders for the purpose of obtaining Stockholder Approval, and the Board will recommend to such stockholders that the number of shares of Common Stock authorized for issuance by the Company be increased to 250,000,000 shares. Upon receipt of Stockholder Approval, the Company shall take all action reasonably necessary to increase the Reserved Amount to an amount equal to the number of shares of Common Stock issuable upon conversion of all of the Notes and exercise of all of the Warrants, including without limitation filing all such documents as may be required for such purpose by the Nevada Revised Statutes, in each case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Notes or the Warrants. The Reserved Amount shall be allocated in accordance with each Investor’s Pro Rata Share.  In the event that an Investor shall sell or otherwise transfer any of such Investor’s Notes or Warrants, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount allocated to any Investor or other Person which no longer holds any Notes or Warrants shall be reallocated to the remaining Investors pro rata based on the number of Registrable Securities held by such Investors at such time. In the event that the Reserved Amount is insufficient at any time to cover all of the Registrable Securities issuable upon the conversion of the Notes and the exercise of the Warrants (without regard to any restriction on such conversion or exercise), the Company shall take such action (including without limitation holding a meeting of its stockholders) to increase the Reserved Amount to cover all of the Registrable Securities issuable upon such conversion and exercise. While any Notes or Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Investor.

5.4.          Use of Proceeds.  The Company shall use the proceeds from the sale of the Notes and Warrants as specified on Schedule 5.4 hereof.

5.5.          Limitation on Debt and Liens. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall refrain, and shall ensure that each of the Subsidiaries refrains, (a) from incurring any Debt (including without limitation by issuing any Debt securities) or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof, other than Permitted Debt, and (b) from granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than Permitted Liens.

5.6.          Restricted Payments.  During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

5.6.1.   the Company may make scheduled payments of principal and interest accrued on any Permitted Debt; and

5.6.2.   Subsidiaries of the Company may make Restricted Payments to the Company;

provided, however, that no Restricted Payments may be made pursuant to clause (a) or (b) above if an Event of Default (or an event or circumstance that with the giving of notice or lapse of time would constitute an Event of Default) exists at the time of such Restricted Payment or would result therefrom.

5.7.   Right of Participation.

5.7.1.   Offered Securities. From the Effective Date through the Termination Date, the Company will not, directly or indirectly, effect a Subsequent Placement, unless in each such case the Company shall have first offered to sell to the Investors all of the securities being offered in such Subsequent Placement (the securities being offered to the Investors being referred to herein as the “Offered Securities”). The Company shall offer to sell to each Investor such Investor’s Pro Rata Share of the Offered Securities (the “Basic Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Investor (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of not less than ten (10) Business Days from such Investor’s receipt of the terms of the Offer in writing (the “Offer Period”).

5.7.2.   Notice of Acceptance.  Each Investor that wishes to accept the Offer shall deliver written notice thereof (a “Notice of Acceptance”) to the Company prior to the expiration of the Offer Period, specifying the Basic Amount that the Investor elects to purchase.

5.7.3.   Permitted Sales Of Refused Securities.  In the event that Notices of Acceptance are not timely delivered by the Investors in respect of all the Offered Securities within the time frames required by paragraph (b) above, the Company shall have forty-five (45) days from the expiration of the Offer Period to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by an Investor (the “Refused Securities”) to the Person or Persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates (if applicable), which are, in the aggregate, no more favorable to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

5.7.4.   Closing. Upon the closing of the purchase and sale of Offered Securities, each Investor shall purchase from the Company, and the Company shall sell to such Investor, the number of Offered Securities specified in the Notice of Acceptance delivered by such Investor.  The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities on the same terms and conditions applicable to other Persons purchasing the Offered Securities.

5.7.5.   Further Sale. In each case, any Offered Securities not purchased by the Investors or other Person or Persons in accordance herewith may not be sold or otherwise disposed of by the Company until they are again offered to the Investors under the procedures specified herein.

5.8.   Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of the Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms’ length basis and shall be approved by the independent members of the Board of Directors.

5.9.   Use of Investor Name.  Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor or its Affiliate, as the case may be, for the specific use contemplated or as otherwise required by applicable law or regulation.

5.10.        Company’s Instructions to Transfer Agent.  On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the “Transfer Agent”), and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Notes and receipt of a valid Conversion Notice (as defined in the Notes) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Notes) or Exercise Date (as defined in the Warrant), as the case may be.  Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law.  The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Notes, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates.  The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor’s right to convert the Notes or to receive Conversion Shares in accordance with the terms of the Notes or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants.  In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

5.11.        Disclosure of Information. The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first obtaining such Investor’s written consent to such disclosure.

5.12.        Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, managers, officers, stockholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

5.13.        Executive Stock Option/Restricted Stock Plan.  Within forty-five (45) days following the Effective Date, the Company’s Board of Directors shall establish a stock option/restricted stock executive compensation plan for the purpose of key employee retention and compensation, such plan to provide that options/restricted stock grants vest over a period of three years, and shall reserve for issuance pursuant to such plan ten (10) percent of the outstanding shares of Common Stock.

5.14.        Board of Directors. The Company will obtain and accept the resignation of all members of the Board of Directors, other than Albert Hernandez, A.J. Hernandez and Hal Gassenheimer, on or before the tenth (10th) Business Day following the filing of the Company's Form 10-Q for the quarter ended March 31, 2010 with the Commission. Upon accepting such resignations, the Company shall cause Michael Margolies, John Nolan and Menachem Kranz, or such other persons as may be designated in their stead by the holders of a majority in principal amount of the Notes, to be appointed to the resulting vacancies (together with Hal Gassenheimer. the "Investor Appointees"). The date of such appointment is referred to herein as the "Board Appointment Date".

5.15.        Access; Further Information.  The Company agrees that it will, during the period beginning on the Execution Date and ending on the Termination Date:

5.15.1.           during normal business hours, permit any Investor to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such times as reasonably may be requested by such Investor; and

5.15.2            within a reasonable time following any Investor's request, provide any further information about the financial position of the Company which such Investor may reasonably request.

6.           CONDITIONS TO CLOSING.

6.1.   Conditions to Investors’ Obligations at the Closing.  Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase a Note and Warrant at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date:

6.1.1.   the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects (unless such representation or warranty is by its terms qualified by materiality, in which case such representation or warranty shall be true and correct without further qualification under this Section 6.1.1) as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

6.1.2.   the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

6.1.3.   the Closing Date shall occur on a date that is not later than May 30, 2010;

6.1.4.   the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this Section 6.1 have been fulfilled as of the Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

6.1.5.   the Company shall have delivered to such Investor an opinion or opinions of counsel for the Company, dated as of the Closing Date, that is in form and substance reasonably acceptable to such Investor;

6.1.6.   the Company shall have delivered to such Investor duly executed certificates representing the Note and the Warrant being purchased by such Investor at the Closing;

6.1.7.   each Subsidiary shall have executed and delivered the Subsidiary Guarantee and the Security Agreement;

6.1.8.   the Company shall have executed and delivered to such Investor the Registration Rights Agreement and the Security Agreement;

6.1.9.   the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company and (ii) resolutions passed by its Board of Directors, or a duly authorized committee thereof, to authorize the transactions contemplated hereby and by the other Transaction Documents, certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as a representation and warranty of the Company made herein;

6.1.10.   the Key Employees shall have executed and delivered Employment Agreements with the Company (the “Employment Agreements”) on terms reasonably satisfactory to such Investor, such terms to include a non-competition agreement with a term of five (5) years from termination of employment;

6.1.11.   each Key Employee shall have delivered a letter to the Company stating that (i) he is not a party to any existing or pending litigation that might affect his ability to carry out his duties under the Employment Agreements, (ii) he irrevocably waives any and all rights he may have, pursuant to contract or otherwise, to any unpaid compensation, salary, bonus or other benefit or entitlement, that has accrued or becomes payable at any time prior to the Closing Date; provided, however, that each Key Employee shall be entitled to receive the accrued compensation set forth on Schedule 6.1.11 in the forms and at the times set forth on such schedule, and (iii) he is terminating, as of the Closing Date, any employment agreements to which he and the Company or any of its Subsidiaries are parties;

6.1.12.   Hal Gassenheimer shall have been appointed to the Board to fill an existing vacancy;

6.1.13.   the Company shall have executed and delivered an agreement with Holston Investments, Inc. (“Holston”) whereby Holston will agree (i) not to exercise its Put Option for 2,880,000 shares of Common Stock at an exercise price of $1.00 per share until the sale price for the Common Stock on the Principal Market exceeds $1.00 (subject to adjustment for stock splits, stock dividends and similar events) for sixty (60) consecutive days and (ii) Holston will not be entitled to a “non-compete payment” under its non-competition agreement with the Company until the Company achieves positive annualized net positive cash flow from operations (determined in accordance with GAAP after deducting the amount of capital expenditures) of at least $750,000 for three (3) consecutive fiscal quarters;

6.1.14.   there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents; and

6.1.15.   there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents.

6.2.   Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

6.2.1.   the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

6.2.2.   such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing;

6.2.3.   there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents;

6.2.4.    such Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

6.2.5.    such Investor shall have tendered to the Company the Purchase Price for the Note and Warrant being purchased by it at the Closing by wire transfer of immediately available funds.

7.   MISCELLANEOUS.
7.1.   Survival; Severability.  The representations, warranties and covenants made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

7.2.   Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. After the Closing, each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Notes or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

7.3.   No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.

7.4.   Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to be join any other Investor as an additional party in any proceeding for such purpose.

7.5.   Injunctive Relief.  Each Investor, on the one hand, and the Company, on the other hand, each acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the non-breaching party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

7.6.   Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York City, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.7.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission.

7.8.   Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9.   Notices.  Any notice, demand or request required or permitted to be given by the Company or the Investors pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

If to the Company:

SkyPostal Networks, Inc.
7805 NW 15th Street
Miami, Florida  33126
Attn:           Chief Financial Officer
Tel:              (305) 599-1812
Fax:              (305) 593-0843

with a copy to:

Mazzeo Song & Bradham LLP
708 Third Avenue
New York, New York 10017
Attn:           David S. Song, Esq.
Tel:              (212) 599-0700
Fax:             (212) 599-8400

and, if to any Investor, to such address for such Investor as shall appear on Annex I hereto. Any party may change its address for receiving notice by giving written notice thereof to the other parties in accordance with this Section 7.9.

7.10.         Expenses.  The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents.

7.11.        Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Notes and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise), and no provision hereof may be waived other than by a written instrument signed by the holders of at least two-thirds (2/3) of such Registrable Securities.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment or waiver shall adversely affect a holder of Registrable Securities disproportionately in relation to other holders of Registable Securities without such holder’s prior written consent.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Note Purchase Agreement as of the date first-above written.

SKYPOSTAL NETWORKS, INC.

By:
Name:
Title:

LBI INVESTMENTS, LLC

By:	LBI Management II, LLC, its Manager

By:
Name:
Title:

Annex I to
Note Purchase Agreement

Investor Name	Jurisdiction of Organization	Address of its Principal Executive Offices	Principal Amount of Note	Number of Shares Issuable Under Warrant
LBI Investments, LLC	Delaware	c/o LBI Management II, LLC 601 S. Federal Hwy. Suite 201 Boca Raton, FL 33432 Attn: Michael Margolies Tel: (561) 922-3700 Fax: (561) 948-8924	$2,260,000	9,040,000

Annex II to
Note Purchase Agreement

Definitions

The following terms, when used in the attached Note Purchase Agreement (the “Agreement”), have the respective meanings indicated:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Board Appointment Date” has the meaning set forth in Section 5.14 of the Agreement.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks in the City of New York are required or authorized by law to be closed.

“Closing” and “Closing Date” each have the meaning specified in Section 2 of the Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion Price” has the meaning specified in the Notes.

“Conversion Shares” has the meaning specified in the preamble to the Agreement.

“Debt” means as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Disclosure Documents” means all SEC Documents filed by the Company with the Commission prior to the Execution Date through the Commission’s EDGAR system in accordance with the requirements of Regulation S-T under the Exchange Act.

“Effective Date” has the meaning set forth in the preamble to the Agreement.

“Environmental Law” means any Governmental Requirement relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Event of Default” has the meaning set forth in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excluded Security” has the meaning specified in the Notes.

“Execution Date” means the date of the Agreement.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period, except to the extent that new accounting standards have been adopted by such organizations applicable as of the current period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, trade secrets, know-how or royalty rights.

“Investor Appointees” has the meaning set forth in Section 5.14 of the Agreement.

“Key Employee” means each of Albert Hernandez and A.J. Hernandez.

“Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Company and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Transaction Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to an Investor under any Transaction Document.

“Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“Obligations” means any and all indebtedness, liabilities and obligations of the Company to the Investor evidenced by and/or arising pursuant to the Agreement to pay amounts due on the Notes or to make other cash payments, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Notes, to pay interest on the Notes (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in the Agreement or the Notes.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Debt” means the following:

(a)           the Notes;

(b)           Debt outstanding on the Execution Date and any Debt incurred to replace any such outstanding Debt, as long as such replacement Debt is on terms no less favorable to the Company than the terms of such outstanding Debt and has no greater priority in timing or amount of payment or in liquidation than such outstanding Debt;

(c)           Debt consisting of working capital credit facilities obtained on commercially reasonable terms and secured only by the Company’s and/or the Subsidiaries’ accounts receivable and/or inventory, in an aggregate amount not to exceed one million dollars ($1,000,000) at any one time outstanding;

(d)           Subordinated Debt; and

(e)           Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or the Subsidiaries other than the assets so leased.

“Permitted Liens” means the following:

(a)           encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of the Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(b)           Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

(c)           Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established;

(d)           any interest or title of a lessor under any capitalized lease obligation provided that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation; and

(e)           Liens securing Permitted Debt.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Pro Rata Share” means, with respect to an Investor, the ratio determined by dividing (i) the principal amount of the Note or Notes purchased hereunder by such Investor by (ii) the aggregate principal amount of the Notes purchased hereunder by all of the Investors.

“Purchase Price” means, with respect to a Note and Warrant purchased at the Closing, the original principal amount of such Note.

“Registrable Securities” means the Conversion Shares and the Warrant Shares and any securities issued pursuant to a stock split or a reclassification of, or in substitution for, any Conversion Shares or Warrant Shares.

“Reserved Amount” has the meaning specified in Section 5.3 of the Agreement.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of the Subsidiaries now or hereafter outstanding (provided that such dividend shall require the prior written consent of the holders of a majority in principal amount of the Notes then outstanding), except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock or any warrants or other equity securities of the Company or any of the Subsidiaries now or hereafter outstanding, except the Securities; (c) any payment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Subordinated Debt other than scheduled payments of principal and interest; and (d) any loan, advance or payment to any officer or director of the Company or any of the Subsidiaries, exclusive of (i) reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business and (ii) the scheduled repayment of principal and interest with respect to any loans made by any such officer or director of the Company.  Notwithstanding the foregoing, (A) the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof or the grant of additional options or warrants or the issuance of additional securities (and the redemption of unvested restricted stock for an amount equal to the purchase price thereof), in each such case under any Company stock option or restricted stock plan approved by the independent members of the Board of Directors or by a committee of the Board of Directors consisting only of independent members of the Board of Directors, and (B) the issuance of equity securities to, or making payments under license, joint venture or similar agreements with, persons with whom the Company has a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company's business, the primary purpose of which is not to raise equity capital, shall not be deemed to be a Restricted Payment.

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“SEC Documents” means all reports, proxy statements and other information required to be filed with the Commission pursuant to Section 13 or Section 15(d) under the Exchange Act.

“Securities” means, collectively, the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Stockholder Approval” means the approval of the Company’s stockholders to increase the authorized number of shares of Common Stock of the Company to 250,000,000.

“Subordinated Debt” means Debt of the Company that meets each of the following requirements:  (a) such Debt is wholly unsecured; (b) such Debt is contractually fully subordinated, as to payment and liquidation, to the payment in full of the Notes and the Obligations on terms, and pursuant to written agreements in form and substance reasonably satisfactory to holders of a majority in principal amount of the Notes then outstanding, that restrict the subordinated creditor from pre-paying any amounts in respect of the principal of such Debt (upon acceleration or otherwise) or commencing any judicial or other collection efforts or exercising any other remedies prior to the date that is ninety-one (91) days following the payment in full of the Notes; and (c) such Debt does not mature prior to the Maturity Date (as defined in the Notes).

“Subsequent Placement” means the sale by the Company of (1) any shares of Common Stock, (2) any other equity security of the Company, including without limitation shares of preferred stock, (3) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company, or (4) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (1) through (3); provided, however, that the foregoing shall not apply to any Excluded Security.

“Subsidiary” means (i) SkyShop Logistics, Inc. dba PuntoMio.com or (ii) any other corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity is at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries.

“Termination Date” means the first date on which there are no Notes outstanding or any Obligations owed thereunder.

“Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

“Transaction Documents” means (i) the Agreement, (ii) the Notes, (iii) the Warrants, (iv) the Subsidiary Guarantee, (v) the Security Agreement, (vi) the Registration Rights Agreement, and (vii) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company any of its officers at the Closing.

“Variable Rate Security” means any security or other instrument that is convertible into or exercisable or exchangeable for Common Stock at a fluctuating conversion or exercise price or exchange ratio.

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Investors and reasonably satisfactory to the Company.  If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

“Warrant” has the meaning specified in the preamble to the Agreement. Each Warrant issued to an Investor will (i) entitle such Investor to purchase a number of Warrant Shares equal to twenty percent (20%) of the number of shares that initially are issuable upon conversion of the Note purchased by such Investor, without giving effect to any restrictions on such conversion, (ii) have an exercise price equal to $0.15, subject to adjustment as provided therein, and (iii) expire on the third (3rd) anniversary of the Closing Date.

“Warrant Shares” has the meaning specified in the preamble to the Agreement.